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                                                                     EXHIBIT 5.1

Opinion of Frederic Dorwart, Lawyers
Federic Dorwart, Lawyers
124 E. 4th Street
Tulsa, Okalahoma 74103


                              May 8, 2001

PetroCorp Incorporated
6733 South Yale
Tulsa, Oklahoma 74136

       Re: Registration Statement on Form S-3

Ladies and Gentlemen:

       We have examined the the Registration Statement on Form S-3 ("Registration Statement") to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,194,426 shares of your common stock to be offered pursuant to the merger agreement as described in the Registration Statement. As your counsel in connection with these transactions, we have examined the proceedings taken and proposed to be taken in connection with the issue in sale of the shares.

       It is our opinion that the shares, when issued as described in the Registration Statement, will be legally and validly issued, fully paid, and non-assessable.

       We consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof and any amendment thereto.


                                        Sincerely,

                                        /s/ FREDERIC DORWART
                                        ---------------------------------
                                        Frederic Dorwart



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